EXHIBIT 5

                                HART & HART, LLC
                                ATTORNEYS AT LAW
                             1624 Washington Street
                                Denver, CO 80203
William T. Hart, P.C.              ________           Email:  harttrinen@aol.com
Will Hart                                             Facsimile:  (303) 839-5414
                                 (303) 839-0061


                                  August 24, 2015


CEL-SCI Corporation
8229 Boone Blvd., Suite 802
Vienna, Virginia  22182


     This letter will constitute an opinion upon the legality of the sale by CEL-SCI Corporation, a Colorado corporation, of up to 6,000,000 shares of Common Stock, all as referred to in the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission.

     We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of the Company and the applicable laws of the State of Colorado, and a copy of the Registration Statement. In our opinion, the Company has duly authorized the issuance of the shares of stock mentioned above and such shares when sold, will be legally issued, fully paid, and nonassessable.

                                         Very truly yours,

                                         HART & HART


                                     By  /s/ William T. Hart
                                         William T. Hart